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                                                                    Exhibit 23.1

                         Independent Auditors' Consent

We consent to the use in this Registration Statement of American Home Mortgage Holdings, Inc. on Form S-1 of our report dated March 25, 1999 (June 15, 1999 as to Note 12) for Michael Strauss Inc. (d/b/a American Home Mortgage Corp.) and of our report dated July 6, 1999 for American Home Mortgage Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Deloitte & Touche

Parsippany, New Jersey
July   , 1999